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                                                                   EXHIBIT 10.13

                                        BANK OF AMERICA

                                                     Bank of America
                                                     Financial Strategies Group
                                                     414 Union Street
                                                     Nashville, TN 37239-1697

                                October 29, 1999


Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212
Attn: Stephen A. Tisdell
      Chief Financial Officer

         Re: Credit Agreement dated as of March 19, 1999 among Central Parking Corporation, Central Parking System, Inc., Central Parking System Realty, Inc., Central Parking System of Massachusetts, Inc., CPC Finance of Tennessee, Inc., Kinney System of Sudbury St., Inc., and Allright Holdings, Inc. (the "Borrowers"), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A. (formerly known as NationsBank, N.A.), as Agent, as amended (the "Credit Agreement")

Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

The Lenders and the Credit Parties agree that Section 7.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  7.13 INTEREST RATE PROTECTION AGREEMENT.

                  The Borrowers shall enter into interest rate protection agreements protecting against fluctuations in interest rates, which the material terms are reasonably satisfactory to the Agent, each for a duration of at least four years (except for the $25,000,000 interest rate protection agreement entered into by the Borrowers on October 27, 1999, which is for a term of four years, but is cancelable after two years), in an aggregate principal amount of at least (a) $50,000,000 prior to March 31, 2000, (b) $75,000,000 prior to June 30, 2000 and (c)
         $100,000,000 prior to September 30, 2000; provided, however, that the Borrowers shall not have any obligation to keep such interest rate protection agreements in place after repayment in full of the Term Loans.

All references in the Credit Agreement and the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby.


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Except as amended or otherwise modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

This letter agreement may be executed in one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

                                        Sincerely,


                                        BANK OF AMERICA, N.A.
                                        (FORMERLY KNOWN AS NATIONSBANK, N.A.,
                                        as Agent



                                        By: /s/ William H. Diehl
                                            ------------------------------------
                                        Name: William H. Diehl
                                        Title: Senior Vice President

ACCEPTED AND AGREED:

CENTRAL PARKING CORPORATION, for
itself and each of the other
Borrowers and Guarantors


By: /s/ Stephen A. Tisdell
    ---------------------------------
Title: Chief Financial Officer
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